FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of November 12, 2007, by and among SECURUS TECHNOLOGIES, INC., a Delaware corporation (the “Borrower”), the Subsidiaries of the Borrower party hereto as the Guarantors (as defined in the hereinafter defined Credit Agreement), and ING CAPITAL LLC, in its capacity as the Administrative Agent (the “Administrative Agent”) and as the Majority Lenders (as defined in the hereinafter defined Credit Agreement).

W I T N E S S E T H:

WHEREAS, the Borrower, the financial institutions party thereto as lenders (the “Lenders”), the Syndicated Issuing Lender, the Alternative Issuing Lender, the Guarantors and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 9, 2004, as amended by that certain First Amendment to Credit Agreement dated as of October 12, 2005, as further amended by that certain Second Amendment to Credit Agreement dated as of April 17, 2006, as further amended by that certain Third Amendment to the Credit Agreement dated as of June 29, 2007 (as amended and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, Events of Default are anticipated to occur under Section 9.1 (c) of the Credit Agreement as a result of the Borrower Parties’ anticipated failure to comply with the requirements of Sections 8.8 and Section 8.10 as measured at the end of the fiscal quarter ending September 30, 2007 for the immediately preceding four fiscal quarter period (such anticipated Events of Default, the “Anticipated Events of Default”), and the Borrower Parties have requested that the Administrative Agent and the Majority Lenders waive the Anticipated Events of Default; and

WHEREAS, the Borrower has further requested that certain provisions of the Credit Agreement be amended; and

WHEREAS, subject to the terms and conditions set forth in this Amendment, the Majority Lenders and the Administrative Agent are willing to agree to the requested amendments and to waive the Anticipated Events of Default as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto agree as follows:

1.            DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.            WAIVER. Subject to the terms and conditions set forth herein, the Administrative Agent and the Majority Lenders hereby waive the Anticipated Events of Default so long as i) the Interest Coverage Ratio, measured at the end of the fiscal quarter ending September 30, 2007, for the immediately preceding four fiscal quarter period, is greater than

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1.225 to 1 and ii) EBITDA, measured at the end of the fiscal quarter ending September 30, 2007, for the immediately preceding four fiscal quarter period, is greater than $24,500,000. In the event i) the Interest Coverage Ratio, measured at the end of the fiscal quarter ending September 30, 2007, for the immediately preceding four fiscal quarter period, is less than 1.225 to 1 or ii) EBITDA, measured at the end of the fiscal quarter ending September 30, 2007, for the immediately preceding four fiscal quarter period, is less than $24,500,000, the foregoing waiver shall cease to be effective.

3.            AMENDMENTS. Section 8.10 of the Credit Agreement, Minimum EBITDA, is hereby amended and modified by amending and restating such Section in its entirety as follows:

“8.10     Minimum EBITDA. Commencing with the fiscal quarter ended December 31, 2004, the Borrower Parties shall not permit EBITDA, measured at each fiscal quarter end occurring during the term of this Agreement, for the four fiscal quarters ending on such measurement date to be less than $35,000,000; provided that it is agreed that EBITDA for the fiscal quarters ended March 31, 2004, and June 30, 2004, shall equal $12,062,000 and $12,489,000, respectively. For purposes of determining compliance with this Section 8.10 for the fiscal quarters ending December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, any Junior Capital issued by the Borrower during the four fiscal quarters ended on such measurement date shall be included in EBITDA; provided that notwithstanding the foregoing proviso, in no event shall the Borrower Parties permit EBITDA for any such four fiscal quarter period to be less than $24,500,000.”

4.            CONDITIONS PRECEDENT TO THIS AMENDMENT. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Administrative Agent and the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower Parties shall have no rights under this Amendment, until the following conditions have been satisfied:

(a)          the Administrative Agent shall have received counterparts to this Amendment, duly executed by the Borrower, each of the Guarantors, the Majority Lenders and the Administrative Agent;

(b)          the Administrative Agent shall have received an amendment fee from the Borrower in the amount of $25,000;

(c)          after giving effect to this Amendment, the representations and warranties in this Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(d)          after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

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(e)          no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against the Borrower, any Guarantor, or any Lender or the Administrative Agent.

5.            Representations and Warranties. To induce the Majority Lenders and the Administrative Agent to enter into this Amendment, each Borrower Party hereby represents and warrants to the Lender Group that:

(a)          the execution, delivery and performance by such Borrower Party of this Amendment (i) are within such Borrower Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Borrower Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, material lease, material agreement or other material instrument to which such Borrower Party or any of its Subsidiaries is a party or by which such Borrower Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Borrower Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)          this Amendment has been duly executed and delivered for the benefit of or on behalf of each Borrower Party and constitutes a legal, valid and binding obligation of each Borrower Party, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(c)          all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened reversal or cancellation; and

(d)         after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

6.	Reaffirmations and Acknowledgments.

(a)         Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Borrower of this Amendment, and the Guarantors jointly and severally ratify and confirm the terms of the Credit Agreement (including, without limitation, Article 3 thereof) with respect to the indebtedness now or hereafter outstanding under the Credit Agreement and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lender Group or any other obligation of the Borrower, or any actions now

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or hereafter taken by the members of the Lender Group with respect to any obligation of the Borrower, Article 3 of the Credit Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

(b)        Acknowledgment of Perfection of Security Interest. Each Borrower Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the other members of the Lender Group under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

7.            Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Guarantors to the Administrative Agent and the other members of the Lender Group. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a Amendment of any right, power or remedy of the members of the Lender Group under the Credit Agreement, nor constitute a Amendment of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. Reference to the Credit Agreement herein or in any other Loan Document shall be deemed to refer to the Credit Agreement. This Amendment shall not constitute a course of dealing with the Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by the Administrative Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future. Each of the Borrower Parties acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents. No Borrower Party has knowledge of any challenge to the Administrative Agent’s or any Lender’s claims arising under the Loan Documents or to the effectiveness of the Loan Documents.

8.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

9.            No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

10.          Costs and Expenses. The Borrower agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation,

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execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

11.          Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail shall be as effective as delivery of a manually executed counterpart hereof.

12.          Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

13.          Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:	SECURUS TECHNOLOGIES, INC., a Delaware corporation, as the Borrower

	By:	/s/KEITH KELSON
	Name:	Keith Kelson
	Title:	CFO

	Attest:	/s/MISTY D. MORSE
	Name:	Misty D. Morse
	Title:	Executive Assistant

GUARANTORS:	T-NETIX, INC., a Delaware corporation, as a Guarantor

	By:	/s/KEITH KELSON
	Name:	Keith Kelson
	Title:	CFO

TELEQUIP LABS, INC., a Nevada corporation, as a Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

T-NETIX TELECOMMUNICATIONS SERVICES, INC., a Texas corporation, as a Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

[SIGNATURE PAGE TO FOURTH AMENDMENT]

EVERCOM HOLDINGS, INC., a Delaware corporation, as a Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

EVERCOM, INC., a Delaware corporation, as a Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

EVERCOM SYSTEMS, INC., a Delaware corporation, as a Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

Syscon Justice Systems Canada Ltd., a British Columbia Company, as Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

Syscon Justice Systems, Inc., a California Corporation, as Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

[SIGNATURE PAGE TO FOURTH AMENDMENT]

Modeling SOlutions llc, a Nevada limited liability company, as Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

Modeling SOlutions, llc, a Wisconsin limited liability company, as Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

Syscon Justice Systems International Pty. Limited, an Australian company, as Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

Syscon Justice Systems International Limited, a United Kingdom corporation, as Guarantor

By:	/s/KEITH KELSON
Name:	Keith Kelson
Title:	CFO

[SIGNATURE PAGE TO FOURTH AMENDMENT]

ING CAPITAL LLC, as Administrative Agent and as the Majority Lenders

By:	/s/JOHN LANIER
Name:	John Lanier
Title:

[SIGNATURE PAGE TO FOURTH AMENDMENT]